Exhibit 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in his capacity as a member of the Investment Incentive Program Committee of the Southern California Water Company Investment Incentive Program (the “Plan”) that to his knowledge the Annual Report of the Plan on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and to his knowledge the information contained in such report fairly represents, in all material respects, the financial condition of the Plan at the end of such period and the changes in net assets of the Plan for such period.

The Investment Incentive Program Committee is the functional equivalent of the chief executive officer and chief financial officer of the Plan.

SOUTHERN CALIFORNIA WATER COMPANY INVESTMENT INCENTIVE PROGRAM COMMITTEE

By: /s/ McCLELLAN HARRIS III

McClellan Harris III Member - Investment Incentive Program Committee

By: /s/ JAMES B. GALLAGHER

James B. Gallagher Member - Investment Incentive Program Committee

By: /s/ JOEL A. DICKSON

Joel A. Dickson Member - Investment Incentive Program Committee

Dated: June 25, 2003

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